UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2023

Neoleukin Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

188 East Blaine Street, Suite 450

Seattle, Washington 98102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 245-0312

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	NLTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 17, 2023, Neoleukin Therapeutics, Inc., a Delaware corporation (“Neoleukin”), Project North Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Neoleukin (“Merger Sub”), and Neurogene Inc., a Delaware corporation (“Neurogene”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Neurogene, with Neurogene continuing as a wholly owned subsidiary of Neoleukin and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger: (a) each then-outstanding share of Neurogene capital stock (including shares of Neurogene common stock, shares of Neurogene preferred stock, and shares of Neurogene common stock issued in the financing transaction described below) will be converted into the right to receive a number of shares of Neoleukin common stock or pre-funded warrants entitling the holder thereof to purchase shares of Neoleukin common stock, as elected by the Neurogene stockholder and calculated in accordance with the Merger Agreement; (b) each then-outstanding pre-funded warrant to purchase shares of Neurogene common stock issued by Neurogene shall be converted into and become exchangeable for a pre-funded warrant entitling the holder thereof to purchase shares of Neoleukin common stock, subject to adjustment as set forth in the Merger Agreement; (c) each then-outstanding option to purchase Neurogene common stock will be assumed by Neoleukin, subject to adjustment as set forth in the Merger Agreement; and (d) each then-outstanding Neurogene restricted stock unit will be assumed by Neoleukin, subject to adjustment as set forth in the Merger Agreement. Under the terms of the Merger Agreement, prior to the closing of the Merger, the board of directors of Neoleukin (the “Board”) will take actions to (i) accelerate the vesting of each then-outstanding option to purchase Neoleukin common stock with an exercise price below $3.78 per share that is held by a current employee, director or consultant of Neoleukin as of immediately prior to the Closing, or who ceases to be a current employee, director or consultant of Neoleukin as of immediately prior to the Closing, subject to the terms and conditions set forth in the Merger Agreement, (ii) accelerate the vesting of any unvested, time-based Neoleukin restricted stock units and (iii) deliver to the holders of such Neoleukin restricted stock units a number of shares of Neoleukin common stock equal to the number of vested and unsettled shares underlying such Neoleukin restricted stock units, in each case, in accordance with the terms of the Merger Agreement.

Under the Exchange Ratio formula in the Merger Agreement, upon the closing of the Merger, on a pro forma basis and based upon the number of shares of Neoleukin common stock expected to be issued in the Merger, pre-Merger Neurogene stockholders (including investors in the financing transaction described below) will own approximately 84% of the combined company and pre-Merger Neoleukin stockholders will own approximately 16% of the combined company, in each case, on an as-converted basis to reflect the exercise of any pre-funded warrants. For purposes of calculating the “Exchange Ratio,” (a) shares of Neoleukin common stock underlying Neoleukin stock options with an exercise price per share of less than or equal to the volume weighted average price of shares of Neoleukin common stock for the five consecutive days ending on the first trading day immediately preceding the closing date (as adjusted for any reverse stock split), warrants and other rights to receive shares outstanding as of immediately prior to the closing of the Merger will be deemed to be outstanding, (b) shares of Neoleukin common stock issuable upon the settlement of Neoleukin restricted stock units (excluding performance-based restricted stock units for which the performance condition has not been met) will be deemed to be outstanding, (c) shares of Neoleukin common stock underlying outstanding Neoleukin pre-funded warrants will be deemed to be outstanding and (d) all shares of Neurogene common stock underlying outstanding Neurogene stock options, Neurogene restricted stock units and Neurogene pre-funded warrants will be deemed to be outstanding.

In connection with the Merger, Neoleukin will seek the approval of its stockholders of, among other things, (a) the Merger Agreement and the transactions contemplated thereby and against any competing proposals being considered at the meeting (the “Neoleukin Merger Approval Proposals”), (b) if deemed necessary by Neoleukin and Neurogene, an amendment to Neoleukin’s certificate of incorporation to (i) effect a reverse stock split of all outstanding shares of Neoleukin common stock and/or (ii) increase the number of authorized shares of Neoleukin common stock, (c) an increase in the number of shares available for issuance under the existing Neoleukin equity incentive plan by an amount directed by Neurogene and/or a new Neoleukin equity incentive plan, with the form of such equity incentive plan and number of shares of Neoleukin common stock available for issuance under such plan to be determined by Neurogene (subject to Neoleukin’s consent), and (d) a new Neoleukin employee stock purchase plan, with the form of such employee stock purchase plan and number of Neoleukin shares of common stock available for issuance under such plan to be determined by Neurogene (subject to Neoleukin’s consent) (together with Neoleukin Merger Approval Proposals, the “Neoleukin Voting Proposals”).

Each of Neoleukin and Neurogene has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (a) using commercially reasonable efforts to obtain the requisite approval of its stockholders, (b) non-solicitation of alternative acquisition proposals, (c) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Merger, (d) Neoleukin using commercially reasonable efforts to maintain the existing listing of the Neoleukin common stock on Nasdaq and cause the shares of Neoleukin common stock to be issued in connection with the Merger to be approved for listing on Nasdaq prior to the closing of the Merger and (e) Neoleukin filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement to register the shares of Neoleukin common stock to be issued in connection with the Merger (the “Registration Statement”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, (a) approval by Neoleukin stockholders of the Neoleukin Merger Approval Proposals, (b) approval by the requisite Neurogene stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (c) Nasdaq’s approval of the listing of the shares of Neoleukin common stock to be issued in connection with the Merger, (d) the effectiveness of the Registration Statement, (e) Neurogene’s receipt (or receipt simultaneous with the Closing of the merger) of cash proceeds from its financing transaction of not less than $75.0 million and (f) Neoleukin net cash, as finally determined in accordance with the Merger Agreement, equaling an amount not less than $60.0 million. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to the applicable materiality standard, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger.

The Merger Agreement contains certain termination rights of each of Neoleukin and Neurogene. Upon termination of the Merger Agreement under specified circumstances, Neoleukin may be required to pay Neurogene a termination fee of $3.04 million and/or reimburse Neurogene’s expenses up to a maximum of $1.0 million, and Neurogene may be required to pay Neoleukin a termination fee of $12.0 million and/or reimburse Neoleukin’s expenses up to a maximum of $1.0 million.

At the effective time of the Merger (the “Effective Time”), the Board is expected to consist of seven members, five of whom will be designated by Neurogene and two of whom will be designated by Neoleukin.

Financing Transaction

Concurrently with the execution and delivery of the Merger Agreement, certain investors have entered into a subscription agreement with Neurogene, pursuant to which Neurogene agreed to issue and sell to such investors, and such investors have agreed, subject to the terms and conditions of such agreement, to purchase immediately prior to the consummation of the Merger, shares of Neurogene common stock and pre-funded warrants for an aggregate purchase price of approximately $95 million. The consummation of the transactions contemplated by such agreement is conditioned on the satisfaction or waiver of the conditions set forth in the Merger Agreement and customary closing conditions set forth in the subscription agreement and is expected to occur immediately prior to the closing of the Merger. Shares of Neurogene common stock and pre-funded warrants issued pursuant to this financing transaction will be converted into shares of Neoleukin common stock and pre-funded warrants of Neoleukin in the Merger in accordance with the Exchange Ratio.

Contingent Value Rights Agreement

At or prior to the Effective Time, Neoleukin will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (“Rights Agent”) and a lease representative (“Lease Representative”) pursuant to which pre-Merger Neoleukin common stockholders, holders of Neoleukin options outstanding as of the Closing that are exercised after the Closing, subject to the terms and conditions set forth in the CVR Agreement and holders of pre-funded warrants of Neoleukin will receive one contingent value right (each, a “CVR”) for each outstanding share of Neoleukin common stock held by such stockholder, option holder or warrant holder on such date. Each CVR will represent the contractual right to receive (a) certain net proceeds, if any, derived from any consideration that is paid to Neoleukin as a result of the disposition of Neoleukin’s pre-Merger legacy assets by June 30, 2029, (b) certain net savings, if any, realized by Neoleukin in connection with the reduction of Neoleukin’s legacy lease obligations, and (c) certain net proceeds, if any, derived from Neoleukin’s anticipated sales tax refund from Washington State, in each case subject to the terms and conditions set forth in the CVR Agreement.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. In the event that no such proceeds are received, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that any holders of CVRs will receive any payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Neoleukin or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

Support Agreements and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (a) certain stockholders of Neurogene (solely in their respective capacities as Neurogene stockholders) holding approximately 77% of the outstanding shares of Neurogene capital stock have entered into support agreements with Neoleukin and Neurogene to vote all of their shares of Neurogene capital stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the “Neurogene Support Agreements”) and (b) certain stockholders of Neoleukin (solely in their respective capacities as Neoleukin stockholders) holding approximately 21% of the outstanding shares of Neoleukin common stock have entered into support agreements with Neoleukin and Neurogene to vote all of their shares of Neoleukin common stock in favor of the Neoleukin Voting Proposals and against any alternative acquisition proposals (the “Neoleukin Support Agreements,” and, together with the Neurogene Support Agreements, the “Support Agreements”).

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of Neoleukin and Neurogene have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they have agreed not to transfer their shares of Neoleukin common stock or pre-funded warrants acquired in connection with the Merger (other than shares of Neoleukin common stock or pre-funded warrants issued in exchange for shares of Neurogene common stock or pre-funded warrants purchased in connection with the financing transaction described above, existing shares of Neoleukin common stock and pre-funded warrants held by stockholders of Neoleukin unrelated to the Merger or the financing transaction, and any shares of Neoleukin common stock or pre-funded warrants purchased following closing, which will not, in each case, be subject to the lock-up) for a period of 180 days following the closing of the Merger.

The preceding summaries of the Merger Agreement, the Contingent Value Rights Agreement, the Support Agreements and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of Contingent Value Rights Agreement, the form of Neoleukin Support Agreement, the form of Neurogene Support Agreement and the form of Lock-Up Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Neoleukin or Neurogene or to modify or supplement any factual disclosures about Neoleukin in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Neurogene, Neoleukin and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Neoleukin, Neurogene or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Letter Agreement

On July 17, 2023, Neoleukin entered into a letter agreement with Baker Bros. Advisors LP (“BBA”), pursuant to which the parties agreed to provide BBA with certain rights to (i) nominate one person for election as a director of the Company, provided that BBA owns at least 12.5% of the Company’s then-outstanding voting common stock and (ii) enter into a Registration Rights Agreement with any BBA entity who may be deemed an “affiliate” of the Company (the “Side Letter”).

The foregoing description of the Side Letter is qualified in its entirety by reference to the Side Letter filed as Exhibit 10.5 hereto, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 18, 2023, Neoleukin and Neurogene issued a joint press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Furnished as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation that will be used by Neoleukin and Neurogene in connection with the Merger, including the webcast described below. Neoleukin plans to host a live webcast presentation to discuss the Merger as well as Neurogene’s platform and pipeline assets at 8:30 am E.T. on July 18, 2023. The live webcast presentation can be accessed at the Events & Presentations page of Neoleukin’s website or by using the participant webcast link (https://edge.media-server.com/mmc/p/q3vx354g). To access the event via phone, participants may register to receive a unique dial-in and PIN number using the following link: https://register.vevent.com/register/BI3014e8ea8bec4d9cbdf9a68a0b5c78ec. A webcast of the presentation and associated slides will be available on the Events & Presentations section of Neoleukin’s website at investor.neoleukin.com/events and a replay will be archived for a limited time following the presentation.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith contain forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (“Securities Act”)) concerning Neurogene, Neoleukin, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current expectations and beliefs of the management of Neoleukin and Neurogene, as well as assumptions made by, and information currently available to, management of Neoleukin and Neurogene. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements in this communication include, but are not limited to, expectations regarding the proposed merger and financing transactions; the potential benefits and results of such transactions; the sufficiency of the combined company’s capital resources; the combined company’s cash runway; the expected timing of the closing of the proposed transactions; statements regarding the potential and timing of, and expectations regarding, Neurogene’s programs, including NGN-101, NGN-401 and its research-stage opportunities; statements by Neoleukin’s Interim Chief Executive Officer and General Counsel; and statements by Neurogene’s Founder and Chief Executive Officer. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the limited operating history of each company; the significant net losses incurred since inception of each company; the ability to raise additional capital to finance operations; the ability to advance product candidates through preclinical and clinical development; the ability to obtain regulatory approval for, and ultimately commercialize, Neurogene’s product candidates; the outcome of preclinical testing and early clinical trials for Neurogene’s product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements; Neurogene’s limited experience in designing clinical trials and lack of experience in conducting clinical trials; the ability to identify and pivot to other programs, product candidates, or indications that may be more profitable or successful than Neurogene’s current product candidates; expectations regarding the market and potential for Neurogene’s current product candidates; the substantial competition Neurogene faces in discovering, developing, or commercializing products; the ability to attract, hire, and retain skilled executive officers and employees; the ability of Neoleukin or Neurogene to protect their respective intellectual property and proprietary technologies; reliance on third parties, contract manufacturers, and contract research organizations; the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to obtain stockholder approval for the proposed transactions from both Neoleukin and Neurogene’s stockholders or to complete the transactions in a timely manner or at all; uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of the parties to consummate the proposed transactions; risks related to Neoleukin’s continued listing on the Nasdaq Capital Market until the closing of the proposed transactions; risks related to Neoleukin’s and Neurogene’s ability to correctly estimate their respective operating expenses and expenses associated with the proposed transactions, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement or the financing transaction; competitive responses to the proposed transactions; unexpected costs, charges or expenses resulting from the proposed transactions; the outcome of any legal proceedings that may be instituted against Neoleukin, Neurogene or any of their respective directors or officers related to the merger, the financing transaction, or the proposed transactions contemplated thereby; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transactions; the effect of the announcement or pendency of the transactions on Neoleukin’s or Neurogene’s business relationships, operating results and business generally; the expected trading of the combined company’s stock on Nasdaq Capital Market under the ticker symbol “NGNE” and the combined company’s ability to remain listed following the proposed transactions; and legislative, regulatory, political and economic developments and general market conditions. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Neoleukin’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, the registration statement on Form S-4 to be filed with the SEC by Neoleukin, as well as risk factors associated with companies, such as Neurogene, that operate in the biopharma industry. There can be no assurance that the conditions of the proposed transactions will be satisfied or that future developments affecting Neurogene, Neoleukin or the proposed transactions will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Neurogene and Neoleukin’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that the contemplated results of any such forward-looking statements will be achieved. Forward-looking statements in this Current Report on Form 8-K speak only as of the day they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by applicable law, Neoleukin and Neurogene undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. This Current Report on Form 8-K does not purport to summarize all of the conditions, risks and other attributes of an investment in Neoleukin or Neurogene.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits filed or furnished herewith are not intended to and do not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transaction or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS FILED OR FURNISHED HEREWITH ARE TRUTHFUL OR COMPLETE.

Important Additional Information About the Proposed Transaction Will be Filed with the SEC

This Current Report on Form 8-K and the exhibits filed or furnished herewith are not substitutes for the registration statement or for any other document that Neoleukin may file with the SEC in connection with the proposed transaction. In connection with the proposed transaction between Neoleukin and Neurogene, Neoleukin intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a proxy statement/prospectus of Neoleukin. NEOLEUKIN URGES INVESTORS AND STOCKHOLDERS TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEOLEUKIN, NEUROGENE, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Neoleukin with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders should note that Neoleukin communicates with investors and the public using its website (www.neoleukin.com) and the investor relations website (investor.neoleukin.com) where anyone will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Neoleukin with the SEC and stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

Neoleukin, Neurogene and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about Neoleukin’s directors and executive officers is included in Neoleukin’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC, and the proxy statement for Neoleukin’s 2023 annual meeting of stockholders, filed with the SEC on April 27, 2023. Additional information regarding the persons who may be deemed participants in the solicitation of proxies will be included in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 17, 2023, by and among Neoleukin Therapeutics, Inc., Project North Merger Sub, Inc. and Neurogene Inc.

10.1	Form of Contingent Value Rights Agreement

10.2	Form of Neurogene Support Agreement

10.3	Form of Neoleukin Support Agreement

10.4	Form of Lock-Up Agreement

10.5	Letter Agreement, dated July 17, 2023, by and between Neoleukin Therapeutics, Inc. and Baker Bros. Advisors LP

99.1	Joint Press Release, issued on July 18, 2023

99.2	Investor Presentation, dated July 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOLEUKIN THERAPEUTICS, INC.

Date: July 18, 2023	By:	/s/ Donna M. Cochener
	Name:	Donna M. Cochener
	Title:	Interim Chief Executive Officer, General Counsel and Corporate Secretary